BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0508212008-0
Barbara K. Cegavske	Filing Number 20222822811
Secretary of State	Filed On 12/19/2022 11:06:46 AM
State Of Nevada	Number of Pages 3

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information	Name of entity as on file with the Nevada Secretary of State : Entity or Nevada Business Identification Number (NVID) : **NV20081087774**
2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: **12/19/2022** Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☑ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X **Laura Cohen** — **Officer** Signature of Officer, Incorporator or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Filed in the Office of	Business Number E0508212008-0
Barbara K. Cegavske	Filing Number 20222822811
Secretary of State	Filed On 12/19/2022 11:06:46 AM
State Of Nevada	Number of Pages 3

Amendment to Articles of Incorporation
of CoLabs Int'l, Corp.

This Amendment to the Articles of Incorporation shall amend and restate Article 3 of the existing Articles of Incorporation effective as of the date of filing the Certificate of Amendment with the Nevada Secretary of State.

> Effective as of the date of filing of the Certificate of Amendment with the Nevada Secretary of State, the total number of shares which CoLabs Int'l, Corp. (the "Corporation") is authorized to issue is 120,000,000, consisting of 100,000,000 shares of common stock, having a par value of \$0.001 and 20,000,000 shares of Preferred Stock, having a par value of \$0.001. The Preferred Stock may be issued from time to time in one or more series. The Corporation's Board of Directors (the "Board") is authorized, within the limitations and restrictions stated in these Articles of Incorporation, to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series thereof with respect to any wholly-unissued series or class of Preferred Stock, and to fix the number of shares constituting any such series and the designation thereof (each, a "Preferred Stock Designation"). Subject to compliance with applicable protective voting rights which have been or may be granted to the Preferred Stock or series thereof in a Preferred Stock Designation or the Corporation's Articles of Incorporation or otherwise ("Protective Provisions"), but notwithstanding any other rights of the Preferred Stock or any series thereof, the rights, privileges, preferences and restrictions of any such additional series may be subordinate to, pari passu, with, (including, without limitation, inclusion in provisions with respect to acquisition preferences, dividend rights, rights and preferences upon dissolution and liquidation, conversion features, redemption and/or approval of matters by vote or written consent and any other relative, participating, optional, or other special powers preferences, rights, qualifications, or restrictions thereof), or senior to, any of those of any present or future class or series of Preferred Stock. Subject to compliance with applicable Protective Provisions, the Board is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The date of the adoption of this Amendment to the Articles of Incorporation is December 14, 2022. This amendment was duly adopted by the shareholders of this Corporation in accordance with NRS 78.385 and 78.390.

By: Laura Cohen, M.D., CEO
Name: Laura Cohen
Its: Chief Executive Officer

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

12/19/2022

Work Order Item Number: W2022121900863 - 2577673
Filing Number: 20222822811
Filing Type: Amendment After Issuance of Stock
Filing Date/Time: 12/19/2022 11:06:46 AM
Filing Page(s): 3

Indexed Entity Information:

Entity ID: E0508212008-0
Entity Name: COLABS INT'L, CORP.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
INCSMART.BIZ, INC.
2616 Willow Wren Dr., North Las Vegas, NV 89084, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State